UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  October 17, 2013

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number

1-8841	NEXTERA ENERGY, INC.	59-2449419
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT
Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 18, 2013:

(b)
Lewis Hay, III, Executive Chairman and a director of NextEra Energy, Inc. (the Company), advised the Company’s Board of Directors (Board) that he will retire as Executive Chairman and as a director of the Company at the close of business on December 13, 2013.  Following these retirements, Mr. Hay will continue to serve as an executive officer of the Company through December 31, 2013 and as an employee of the Company in a non-executive capacity through March 2014.

Effective at the close of business on December 13, 2013, the Board appointed James L. Robo as Chairman of the Board and approved a reduction in the size of the Board by one member.  Mr. Robo will also continue to serve as President and Chief Executive Officer of the Company.

(d)
The Board approved an increase in the size of the Board from twelve members to thirteen members, effective immediately, and, upon the recommendation of the Governance & Nominating Committee, elected Kirk S. Hachigian to fill the newly created directorship.  In addition, effective on the same date, the Board approved the appointment of Mr. Hachigian to the Finance & Investment Committee of the Board.

Mr. Hachigian retired as Chairman, President, and Chief Executive Officer of Cooper Industries plc (Cooper), a global manufacturer of electrical products and tools, upon Cooper’s acquisition by Eaton Corporation in November 2012.  He had been named Chairman of Cooper in 2006, Chief Executive Officer in 2005 and President in 2004. Previously, he had served as Executive Vice President, Operations of Cooper beginning in March 2001.  Prior to his position with Cooper, Mr. Hachigian was President and Chief Executive Officer of the Asia Pacific Operations unit of GE Lighting, a unit of General Electric Company.

Mr. Hachigian will receive compensation for his service as a director consistent with the compensation paid to the other non-employee directors of the Company, as described in the Company’s definitive proxy statement on Schedule 14A for the Company’s 2013 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on April 5, 2013.  The compensation includes a grant of 400 shares of Company common stock under the NextEra Energy, Inc. 2007 Non-Employee Directors Stock Plan which is made to non-employee directors upon their initial appointment or election to the Board.  These shares are not transferable until Mr. Hachigian ceases to be a member of the Board and are subject to forfeiture if he ceases to be a member of the Board within five years of his initial appointment, other than by reason of his death, disability or attainment of the Board’s mandatory retirement age.

(e)
On October 17, 2013, the Compensation Committee approved the provision of office space, administrative assistance and appropriate office technology and related support to Mr. Hay following his retirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 22, 2013

NextEra Energy, Inc.
(Registrant)

CHARLES E. SIEVING
Charles E. Sieving Executive Vice President & General Counsel

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